Exhibit 10.5

July 8, 2005

JER Investors Trust Inc.

1650 Tysons Blvd., Suite 1600

McLean, Virginia 22102

Attn: Daniel T. Ward

          Secretary

Re:	Advisory Services Letter

Ladies and Gentlemen:

Friedman, Billings, Ramsey & Co., Inc. (“FBR”) and Banc of America Securities LLC (“BAS”) are pleased to act as financial advisors for JER Investors Trust Inc. (“JER” or the “Company”) subject to the terms and conditions of this letter agreement (the “Agreement”). The parties hereto acknowledge that the services provided hereunder are in addition to the roles of FBR and BAS as co-lead managing underwriters and joint book-runners for the Company’s proposed initial public financial offering (the “Offering”) of equity securities (the “Securities”).

1. Financial Advisory Services. In undertaking the role of financial advisor to the Company, each of FBR and BAS anticipates that its activities would include the activities as set forth below, as requested from time to time by the Company. As the Company’s financial advisors, FBR’s and BAS’s services may include the following services as appropriate:

a.	review the business and operations of the Company and its historical and projected financial condition;

b.	analysis of and discussion with the Company of alternative means to raise capital, including assistance with developments associated with the Company’s business plan, and financial modeling of various alternatives to raising capital;

c.	advise the Company as to the timing, structure and pricing of the Offering; and

d.	provide such other investment banking services as are customary for similar transactions and as may from time to time be agreed upon by FBR, BAS and the Company.

This agreement is not a commitment, express or implied, on the part of FBR or BAS to purchase or sell any Securities.

2. Fees. Concurrently with the completion of the Offering, the Company shall pay to FBR and BAS for services in their roles as financial advisors a structuring fee in cash (the “Structuring Fee”) equal to 0.75% of the gross proceeds received by JER from the sale of all

JER Investors Trust, Inc.

July 8, 2005

Securities sold by the Company in the Offering, including any securities sold pursuant to exercise of the underwriters’ over-allotment option, which Structuring Fee is to be split 60% to FBR and 40% to BAS and is to be paid as a cash fee at each closing of the Offering; provided, however that no Structuring Fee will be paid by the Company with respect to Securities purchased in the Offering by directors and officers of J.E. Robert Company, Inc. and its affiliates or by directors and officers of the Company. FBR and BAS agree that the Structuring Fee is contingent on the closing of the purchase and sale of Securities pursuant to the Offering and the Company will not be obligated to pay the Structuring Fee unless the sale of such securities is consummated. The Structuring Fee shall be in addition to the underwriting discount and reimbursement of expenses to be paid to BAS, FBR and the underwriters of the Offering pursuant to the Underwriting Agreement to be entered into by FBR and BAS, as representatives of the underwriters, in connection with the Offering (the “Underwriting Agreement”).

3. Use of Information. The Company recognizes and confirms that FBR and BAS in acting pursuant to this engagement will be using publicly available information and information in reports and other materials provided by others, including, without limitation, information provided by or on behalf of the Company, and that FBR and BAS do not assume responsibility for and may rely, without independent verification, on the accuracy and completeness of any such information. The Company agrees to provide FBR and BAS (i) copies of any financial reports as soon as reasonably practicable, (ii) such other information concerning the business and financial condition of the Company as FBR or BAS may from time to time reasonably request and (iii) on the closing date of the Offering, copies of any opinions of counsel or other documents, letters, certificates and opinions that the Company receives in connection with the Offering.

The Company agrees that any information or advice rendered by FBR or BAS or any of our representatives in connection with this engagement is for the confidential use of the Company only and the Company will not, and will not permit any third party to, disclose or otherwise refer to such advice or information, or to FBR or BAS, in any manner without our prior written consent.

4. Certain Acknowledgments. The Company acknowledges that each of FBR and BAS is acting as an independent contractor in connection with its engagement hereunder and not in any other capacity including as a fiduciary. FBR and BAS may, to the extent it deems appropriate, render the services hereunder through one or more of its affiliates. Neither this engagement, nor the delivery of any advice in connection with this engagement, is intended to confer rights upon any persons not a party hereto (including security holders, employees or creditors of the Company) as against FBR or BAS or our affiliates or their respective directors, officers, agents and employees. FBR and BAS may, at our own expense, place announcements or advertisements in financial newspapers, journals and marketing materials describing our services hereunder.

The Company acknowledges that it is not relying on the advice of FBR or BAS for tax, legal or accounting matters, it is seeking and will rely on the advice of its own professionals and advisors

JER Investors Trust, Inc.

July 8, 2005

for such matters and it will make an independent analysis and decision regarding the Offering based upon such advice.

The Company should be aware that FBR and BAS and/or their respective affiliates may be providing or may in the future provide financial or other services to other parties with conflicting interests. However, consistent with our long-standing policy to hold in confidence the affairs of our customers, we will not use confidential information obtained from the Company except in connection with our services to, and our relationship with, the Company, nor will we use on the Company’s behalf any confidential information obtained from any other customer. The Company hereby agrees that FBR and BAS and/or an affiliate thereof will have the right to purchase Securities for its own account and that any such purchase will not constitute a conflict of interest for purposes of BAS’s or FBR’s engagement hereunder.

The Company has not taken, and will not take, any action, directly or indirectly, that may cause the Offering to fail to be entitled to exemption from registration under applicable state securities or “blue sky” laws.

5. Indemnity. The Company agrees to indemnify FBR and BAS as provided in Appendix A hereto, the terms of which are incorporated into this agreement in their entirety. Notwithstanding the foregoing, the indemnification provisions set forth in Appendix A hereto shall terminate upon execution and effectiveness of the Underwriting Agreement and the indemnification provisions of the Underwriting Agreement shall govern the indemnification rights and obligations of the parties.

6. Termination of Engagement. BAS’s and FBR’s engagement will commence on the date hereof and will continue until the earlier of (i) the completion of the first and any subsequent closings of the Offering and (ii) 12 months after the date hereof, unless extended by mutual written consent or earlier terminated as provided below. Either the Company or FBR and BAS may terminate this agreement at any time, with or without cause, by giving written notice to the other party; provided, however, that no such expiration or termination will affect the matters set out in this section or under the captions “Use of Information,” “Certain Acknowledgments,” “Indemnity” and “Miscellaneous.”

7. Miscellaneous. This agreement is governed by the laws of the State of New York and will be binding upon and inure to the benefit of the Company and FBR and BAS and their respective successors and assigns. The Company and FBR and BAS agree to waive trial by jury in any action, proceeding or counterclaim brought by or on behalf of either party with respect to any matter whatsoever relating to or arising out of any actual or proposed transaction or the engagement of or performance by FBR or BAS hereunder.

This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

JER Investors Trust, Inc.

July 8, 2005

If the foregoing terms correctly set forth our agreement, please sign and return to us two copies of this Agreement. We look forward to working with you toward the successful conclusion of this engagement and developing a long term relationship with the Company.

Very truly yours,

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:	/s/ Eric Gaaservd
Name:	Eric Gaaservd
Title:	Vice President

BANC OF AMERICA SECURITIES LLC

By:	/s/ Doug Neal
Name:	Doug Neal
Title:	Managing Director

Confirmed and accepted as of

this 8th day of July, 2005:

JER INVESTORS TRUST INC.

By:	/s/ Daniel T. Ward
Name:	Daniel T. Ward
Title:	Secretary

[Signature Page to Advisory Fee Letter.]

APPENDIX A

The Company agrees to indemnify and hold harmless FBR and BAS and their respective directors, officers, employees, agents and persons who control FBR and BAS within the meaning of the Securities Act of 1933, as amended (the “Act”) (FBR, BAS and each such person being an “Indemnified Party”) from and against all losses, claims, damages and liabilities (or actions, including shareholder actions, in respect thereof), joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, which are related to or result from the performance by FBR or BAS of the services contemplated by or the engagement of FBR or BAS pursuant to, this Agreement and the Company will promptly reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense arising from any threatened or pending claim, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by the Company. The Company will not be liable to any Indemnified Party under the foregoing indemnification and reimbursement provisions, (i) for any settlement by an Indemnified Party effected without the Company’s prior written consent (not to be unreasonably withheld); or (ii) to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly from FBR’s or BAS’s bad faith, willful misconduct or gross negligence. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to or arising out of the engagement of FBR or BAS pursuant to, or the performance by FBR or BAS of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly from FBR’s or BAS’s bad faith, willful misconduct or gross negligence.

Promptly after receipt by an Indemnified Party of notice of any intention or threat to commence an action, suit or proceeding or notice of the commencement of any action, suit or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the Company pursuant hereto, promptly notify the Company in writing of the same. In case any such action is brought against any Indemnified Party and such Indemnified Party notifies the Company of the commencement thereof, the Company may elect to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and an Indemnified Party may employ its own counsel to participate in the defense of any such action, provided that the employment of such counsel shall be at the Indemnified Party’s own expense, unless (i) the employment of such counsel has been authorized in writing by the Company, (ii)the named parties to any such proceeding include both the Indemnified Party and the Company and representation of both parties by the same counsel would result in or could reasonably be expected to result in a conflict of interest, or (iii) the Company has not in fact employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action within a reasonable time after receiving notice of the action, suit or proceeding, in each of which cases the reasonable fees, disbursements and other charges of such counsel will be at the expense of the Company; provided further, that in no event shall the Company be required to pay fees and expenses for more than one firm of attorneys representing all Indemnified Parties. Any failure or delay by an Indemnified Party to give the notice referred to in this paragraph shall not affect such

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Indemnified Party’s right to be indemnified hereunder, except to the extent that such failure or delay causes actual harm to the Company, or prejudices its ability to defend such action, suit or proceeding on behalf of such Indemnified Party.

If the indemnification provided for in this Agreement is for any reason held by a court of competent jurisdiction to be unenforceable, the Company agrees, in lieu of any indemnification hereunder, to contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages and liabilities for which such indemnification is held unenforceable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and FBR and BAS on the other hand, of the transactions contemplated hereunder or, (ii) if (but only if) the allocation provided for in clause (i) is for any reason unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand and FBR and BAS, on the other hand, that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits to the Company and FBR and BAS shall be deemed to be in the same respective proportions as the total value received or contemplated to be received by the Company or its shareholders, as the case may be, as a result of or in connection with the transactions bear to the fees paid to or to be paid to FBR and BAS under this letter agreement. Notwithstanding the foregoing, the Company expressly agrees that neither FBR nor BAS shall be required to contribute any amount in excess of the amount by which fees owed to it hereunder exceeds the amount of any damages which it has otherwise been required to pay.

The Company agrees that without the Indemnified Party’s prior written consent, which shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Agreement (in which FBR or BAS or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company in which such Indemnified Party is not named as a defendant, the Company agrees to promptly reimburse FBR on a monthly basis for all reasonable expenses incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel. In addition to any reimbursed fees, expenses or costs outlined hereunder, FBR and BAS shall also receive from the Company cash compensation of $2,000.00 per person, per day, plus reasonable out-of-pocket expenses and costs should FBR and BAS be required to provide testimony in any formal or informal proceeding regarding the Company.

If multiple claims are brought with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, The Company agrees that any judgment or arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the judgment or

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arbitration award expressly states that it, or any portion thereof, is based solely on a claim as to which indemnification is not available.

Confirmed and Agreed to:

JER INVESTORS TRUST INC.

/s/ Daniel T. Ward
(Signature on behalf of the Company)

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